UNITED STATES
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On September 15, 2005, Certegy Inc., a Georgia corporation (“Certegy”), and Fidelity National Financial, Inc., a Delaware corporation (“FNF”), issued a joint press release announcing the execution of a merger agreement pursuant to which Certegy and Fidelity National Information Services, Inc., a Delaware corporation and a majority-owned subsidiary of FNF, would combine operations to form a single publicly-traded entity. The press release disclosed that there would be a conference call and webcast at 10:00AM on September 15, 2005 to discuss the proposed merger and that materials relating to that webcast are available on FNF’s Investor Relations website at www.fnf.com. The press release, the presentation materials and conference call script are included in this Schedule 14A below:

Fidelity National Financial, Inc. and Certegy Inc. Announce Combination of Fidelity National
Information Services, Inc. and Certegy Inc.
     Jacksonville and St. Petersburg, Fla. — (September 15, 2005) – Fidelity National Financial, Inc., (NYSE:FNF) and Certegy Inc. (NYSE:CEY) today announced the signing of a definitive Merger Agreement under which Fidelity National Information Services, Inc. (“FIS”), a majority-owned subsidiary of Fidelity National Financial, Inc. and Certegy Inc. (“Certegy”) will combine operations to form a single publicly traded entity.
     Under the terms of the Merger Agreement, FIS and Certegy will be combined in a tax-free, stock-for-stock merger under which each share of FIS common stock will be exchanged for 0.6396 shares of Certegy common stock. After the issuance of Certegy stock to FIS shareholders, current Certegy shareholders will own approximately 32.5% and FIS shareholders will own approximately 67.5% of the combined entity, with FNF directly owning approximately 50.3%. Additionally, Certegy will pay a $3.75 per share special cash dividend to its shareholders prior to the closing of the transaction.
     FIS is a leading provider of core financial institution processing, mortgage loan processing and related information products and outsourcing services to financial institutions, mortgage lenders and real estate professionals. FIS’ software processes nearly 50 percent of all U.S. residential mortgages, it has processing and technology relationships with 45 of the top 50 U.S. banks, more than 2,800 small and mid-sized U.S. financial institutions and clients in more than 50 countries who rely on its processing and outsourcing products and services.
     Certegy is a leading provider of credit, debit, check risk management and cash access services to over 6,500 financial institutions and 100,000 retailers. Certegy maintains a global presence with operations in the United States, the United Kingdom, Ireland, France, Chile, Brazil, Australia, New Zealand, Thailand and the Caribbean.
     The name of the combined company will become Fidelity National Information Services, Inc. and it is expected to have its shares of common stock trade on the New York Stock Exchange under the trading symbol ‘FIS’. The headquarters for the combined company will be in Jacksonville, Florida. FNF Chairman and Chief Executive Officer William P. Foley, II will also serve as Chairman of the Board of Directors of FIS. The FIS Board of Directors will consist of ten directors, with four directors from the current FIS board, including its Chairman William P. Foley, II, four directors from the current Certegy board, including its current Chairman Lee A. Kennedy and one director from each of Thomas H. Lee Partners and Texas Pacific Group. Mr. Kennedy will also become the Chief Executive Officer of the new FIS. Additionally, FNF Chief Financial Officer Alan L. Stinson will become Executive Vice President and Chief Financial Officer of the new FIS, in addition to retaining his role as Chief Financial Officer of FNF. FNF will consolidate the results of FIS in its financial statements and record minority interest for the portion of FIS that it will not own.
     “We believe this is a combination that truly will benefit both organizations, as the new FIS will be uniquely positioned to offer a broad suite of data processing, payment and risk management services to financial institutions and retailers,” said FNF Chairman and Chief Executive Officer William P. Foley, II. “Our businesses are complementary, rather than competitive and we believe there are some very significant and unique revenue synergy opportunities, particularly in the community bank, credit union and international markets. We also believe there are meaningful cost synergies to be recognized by eliminating many redundant and duplicative functions through the combination of the two organizations. The new FIS will have nearly $4 billion of diversified, run-rate revenue and $1 billion of run-rate EBITDA from market leading businesses and will be well positioned to capitalize on the significant and unique growth opportunities that the combined companies can offer the markets we serve.”

     “We are very excited to become part of the FNF family,” said Lee A. Kennedy, Certegy Chairman and Chief Executive Officer. “This combination creates one of the largest financial institution technology processing and services companies in the world. It provides Certegy with the opportunity to significantly increase the depth and breadth of products and services that we offer to the domestic community bank and credit union markets, as well as our international customers. It also provides a potential entry point with larger financial institutions through FIS’ large bank processing relationships. We expect this combination to provide significant value for our existing Certegy shareholders, including both the $3.75 per share special cash dividend and the expected accretion to trailing twelve months cash earnings per share of 16%.”
     The transaction is subject to a variety of conditions, including the effectiveness of a proxy statement for a Certegy stockholder vote, Certegy stockholder approval, all necessary regulatory approvals and other customary closing conditions.
     A conference call to discuss this transaction will be held at 10:00 a.m. Eastern Time this morning, September 15, 2005. Those wishing to participate via the webcast should access the call through FNF’s Investor Relations website at www.fnf.com or Certegy’s Investor Relations website at www.certegy.com. A PowerPoint slide show presentation that will be utilized during the conference call will be available for viewing at both the FNF and Certegy Investor Relations websites at the beginning of the conference call. Those wishing to participate in the conference call via the telephone may dial-in at 800-762-4717 (USA) or 480-629-9025 (International). The conference call replay will be available via webcast through FNF’s Investor Relations website at www.fnf.com and Certegy’s Investor Relations website at www.certegy.com. The telephone replay will be available from 1:30 p.m. Eastern Time on September 15, 2005 through September 29, 2005 by dialing 800-475-6701 (USA) or 320-365-3844 (International). The access code will be 796082.
     In connection with the proposed Merger, Certegy will file a proxy statement with the Securities and Exchange Commission (“SEC”). The proxy statement will be mailed to the shareholders of Certegy. CERTEGY’S SHAREHOLDERS ARE URGED TO READ THE

PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Certegy with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Certegy by going to Certegy’s Investor Relations page on its corporate website at www.certegy.com.
     Certegy, FNF, and their respective officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Certegy’s shareholders with respect to the Merger. A description of any interests that any such participant may have in the Merger will be available in the proxy statement. Information concerning FNF’s directors and executive officers is set forth in FNF’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on April 28, 2005, and its annual report on Form 10-K filed with the SEC on March 16, 2005. These documents are available free of charge at the SEC’s web site www.sec.gov or by going to FNF’s Investor Relations page on its corporate website at www.fnf.com.
     Fidelity National Financial, Inc., number 261 on the Fortune 500, is a provider of products and outsourced services and solutions to financial institutions and the real estate industry. FNF had total revenue of nearly $8.3 billion and earned more than $740 million in 2004, with cash flow from operations of nearly $1.2 billion for that same period. FNF is the nation’s largest title insurance company, with nearly 31 percent national market share, and is also a provider of other specialty insurance products, including flood insurance, homeowners insurance and home warranty insurance. Through its majority-owned subsidiary FIS, FNF is a leading provider of technology solutions, processing services and information services to the financial services and real estate industries. FIS’ software processes nearly 50 percent of all U. S. residential mortgages, it has processing and technology relationships with 45 of the top 50 U.S. banks and more than 2,800 small and mid-sized U.S. financial institutions and it has clients in more than 50 countries who rely on its processing and outsourcing products and services. FIS also provides customized business process outsourcing related to aspects of the origination and management of mortgage loans to national lenders and servicers. FIS offers information services, including property data and real estate-related services that are used by lenders, mortgage investors and real estate professionals to complete residential real estate transactions throughout the U.S. More information about the FNF family of companies can be found at www.fnf.com and www.fidelityinfoservices.com.
     Certegy Inc. provides credit and debit processing, check risk management and check cashing services, merchant processing and e-banking services to over 6,500 financial institutions, 100,000 retailers and 100 million consumers worldwide. Headquartered in St. Petersburg, Florida, Certegy maintains a strong global presence with operations in the United States, United Kingdom, Ireland, France, Chile, Brazil, Australia, New Zealand, Thailand and the Caribbean. As a leading payment services provider, Certegy offers a comprehensive range of transaction processing services, check risk management solutions and integrated customer support programs that facilitate the exchange of business and consumer payments. Certegy generated over $1.0 billion in revenue in 2004. For more information on Certegy, please visit www.certegy.com.
     This press release contains statements related to future events and expectations, which include statements about revenue and cost synergies and earnings accretion and, as such, constitutes forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of FIS and Certegy to be different from those expressed or implied above. FNF and Certegy expressly disclaim any duty to update or revise forward-looking statements. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, the effect of governmental regulations, the economy, competition, the risk that the merger may fail to achieve beneficial synergies or that it may take longer than expected to do so, the risk of reduction in revenue from the elimination of existing and potential customers due to consolidation in the banking, retail and financial services industries, potential overdependence on a limited number of customers due to consolidation in the banking, retail and financial services industries, failure to adapt to changes in technology or in the marketplace and other risks detailed from time to time in the Form 10-K and other reports and filings made by FIS and Certegy with the Securities and Exchange Commission.
SOURCES: Fidelity National Financial, Inc. and Certegy Inc.
CONTACTS: Fidelity National Financial, Inc. — Daniel Kennedy Murphy, Senior Vice President, Finance and Investor Relations, 904-854-8120, dkmurphy@fnf.com; Certegy Inc. – Mary K. Waggoner, Senior Vice President, Investor Relations, 678-867-8004, mary.waggoner@certegy.com

FIS Certegy Conference Call Script – Dan Murphy
     Good morning everyone. This is Dan Murphy, Senior Vice President, Finance and Investor Relations for Fidelity National Financial. Thank you for joining us for this conference call to discuss the combination of Fidelity National Information Services, or FIS, and Certegy. Joining me today are Bill Foley, Chairman and Chief Executive Officer of FNF, Lee Kennedy, Chairman and Chief Executive Officer of Certegy and Al Stinson, FNF’s Chief Financial Officer.
     We have posted a PowerPoint slide show presentation to both the FNF and Certegy websites that we utilize during this conference call. If you have not done so, you can access that presentation now at either fnf.com or certegy.com. Once we finish the formal presentation, we will open the call to accommodate as many of your questions as time permits.
     For purposes of the presentation, the page numbers are in the bottom center of each slide. On page one, you will see our forward looking disclosure. This conference call may contain statements related to future events and expectations, which include statements about revenue and cost synergies and earnings accretion and, as such, constitutes forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of FIS and Certegy to be different from those expressed or implied during this call. FNF and Certegy

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expressly disclaim any duty to update or revise forward-looking statements. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, the effect of governmental regulations, the economy, competition, the risk that the merger may fail to achieve beneficial synergies or that it may take longer than expected to do so, the risk of reduction in revenue from the elimination of existing and potential customers due to consolidation in the banking, retail and financial services industries, potential overdependence on a limited number of customers due to consolidation in the banking, retail and financial services industries, failure to adapt to changes in technology or in the marketplace and other risks detailed from time to time in the Form 10-K and other reports and filings made by FIS and Certegy with the Securities and Exchange Commission.
     On page two of the presentation, we have some legal disclosures that we need to review. In connection with the proposed Merger, Certegy will file a proxy statement with the SEC. The proxy statement will be mailed to the shareholders of Certegy. CERTEGY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement, when it is available and other documents filed by Certegy with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free

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copies of the documents filed with the SEC by Certegy by going to Certegy’s Investor Relations page on its corporate website at www.certegy.com.
     Certegy, FNF, and their respective officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Certegy’s shareholders with respect to the Merger. A description of any interests that any such participant may have in the Merger will be available in the proxy statement. Information concerning FNF’s directors and executive officers is set forth in FNF’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on April 28, 2005, and its annual report on Form 10-K filed with the SEC on March 16, 2005. These documents are available free of charge at the SEC’s web site www.sec.gov or by going to FNF’s Investor Relations page on its corporate website at www.fnf.com.
     This conference call will be available for replay via webcast at FNF’s website at fnf.com and at Certegy’s website at certegy.com. It will also be available through phone replay beginning at 130 pm Eastern Standard Time today through September 29, 2005. The replay number is 800-475-6701 and the access code is 796082.
     Let me now turn the call over to Bill Foley, FNF’s Chairman and Chief Executive Officer.

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FIS Certegy Conference Call Script
     BILL FOLEY
     This morning we announced the signing of a definitive merger agreement under which Fidelity National Information Services and Certegy will combine operations to form a single publicly traded entity. As many of you know, we have considered an initial public offering (IPO) of FIS over the past twelve months. We believe this merger will allow us to more quickly and more fully realize our goal of maximizing the value of FIS, with the new FIS well positioned to capitalize on the significant and unique growth opportunities that the combined companies can offer the markets we serve. Certegy’s payment processing businesses fill a gap in FIS’ product set and Certegy’s management provides additional expertise in the payment services space. We expect this combination to strengthen our position in the financial services markets, increase the depth and breadth of the products we offer, deepen the relationships we have with our current customers and allow us the opportunity to provide our expanded services to new customers. It also gives us a currency to utilize in future acquisitions.
     Beginning with page three of the presentation, FIS and Certegy will be combined in a tax-free, stock-for-stock merger under which each share of FIS common stock will be exchanged for 0.6396 shares of Certegy common stock. After the issuance of Certegy stock to FIS shareholders, current Certegy

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shareholders will own approximately 32.5% and FIS shareholders will own approximately 67.5% of the combined entity. Additionally, Certegy will pay a $3.75 per share special cash dividend to its shareholders prior to the closing of the transaction.
     FIS is a leading provider of core financial institution processing, mortgage loan processing and related information products and outsourcing services to financial institutions, mortgage lenders and real estate professionals. Certegy is a leading provider of card issuer services to financial institutions, primarily community banks and credit unions, and check and risk management solutions.
     On page four, you can see that the combined company will be called Fidelity National Information Services and it is expected to trade on the New York Stock Exchange under the trading symbol FIS. FIS will be uniquely positioned to offer a broad suite of data processing, payment and risk management services to financial institutions and retailers, with a compelling financial profile that includes run-rate annual revenue of $4 billion, run-rate annual EBITDA of $1 billion, strong organic growth potential, significant and unique revenue synergies and meaningful cost synergies. The transaction is also accretive to trailing twelve month cash earnings. I will serve as the Chairman of FIS. Lee Kennedy, current Chairman and CEO of

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Certegy, will become CEO of FIS and FNF CFO Al Stinson will also assume the additional role of CFO of FIS. The senior business group executives will be a combination of current FIS and Certegy management.
     Page five includes a summary of some of the details of the transaction, including the fixed exchange ratio of 0.6396 shares of Certegy stock for each share of FIS stock. Certegy shareholder approval is necessary and the expected closing of the transaction is in the fourth quarter of this year. Additionally, we will form a ten person Board of Directors. The board composition will include 4 members from our current FIS board, including me, 4 members from the Certegy board, including Lee Kennedy and one each from Thomas H. Lee Partners and Texas Pacific Group, the minority shareholders in FIS today.
     Page six touches on the strategic rationale for this transaction. The combination creates one of the largest financial institution technology processing and services companies in the world, with nearly $4 billion in annual run-rate revenue and $1 billion in annual run-rate EBITDA. The product bases are complementary, rather than competitive, and include core financial institution processing, mortgage processing, card issuer services, check and risk management solutions, information products and outsourcing services. The revenue is

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significantly recurring in nature, with the majority under long-term, multi-year contracts.
     We also think there are meaningful cost synergies to be recognized by eliminating many redundant and duplicative functions through the combination of the two organizations. Our cost synergy target is $50 million dollars over a twelve to eighteen month period after the closing of the merger. Page seven highlights three significant acquisitions we have made at FIS in the last eighteen months and the cost synergy targets and the actual overachievement on those targets in each of those transactions. We expect that trend to continue with this transaction.
     I am now going to ask Lee Kennedy to talk about the combined businesses.

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FIS Certegy Conference Call Script
     LEE KENNEDY
     On page eight, you can see the breakdown into the three main components of the combined business, Financial Institution Software and Services, Payment Services and Information and Outsourcing Services. The revenue stream is well diversified among the three business segments, with Financial Institution Software and Services at 41% of total revenue and Payment Services and Information and Outsourcing Services each contributing 29% of revenue. You can also see that the EBITDA margins are very attractive and in the 22 to 27% range. Based on the last twelve months pro forma Cash EPS of $2.00, the transaction is more than 16% accretive to Certegy shareholders. Cash EPS is defined as GAAP EPS plus after-tax amortization of purchased intangibles.
     Page nine takes a look at the combined market leadership positions and as you can see FIS will be #1 or #2 in every one of the markets that it serves, translating into market leadership across multiple business segments.
     We believe there are some very significant and unique revenue synergy opportunities in this transaction. Page ten shows one macro opportunity and that is in the domestic community bank market. As you can see on the slide, there are approximately 18,700 community financial institutions in the United States today.

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Certegy has card issuer relationships with nearly than 6,500 of those while FIS has processing relationships with more than 2,300. Interestingly, there are only 683 common customers, so we feel there is a great opportunity to leverage the strong relationships on both sides to significantly increase the processing and card issuer customer penetration in the domestic community bank market.
     Page eleven illustrates more specifically some of the key areas where we feel there are cross selling opportunities that can lead to enhanced growth rates for the combined company. In addition to the community bank example I just mentioned, there is the opportunity to utilize the FIS large bank relationships to facilitate a potential entry point for card issuer services and bundled product discussions. There are risk management solutions for financial institutions that can potentially accelerate growth in payment services. On-line banking and bill pay front-end engines can be used to deliver more services to both financial institutions and consumers. The ability to provide an end-to-end processing solution from point-of-sale through the back office of the financial institution could be a dynamic longer term opportunity. We could even potentially utilize the combined proprietary data and analytics capabilities of the two companies to create unique products and solutions for the marketplace.

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     Page twelve takes a look at our competitive position versus some major competitors in the combined businesses. FIS will clearly offer the broadest and most dominant product offering across all of its business lines. No single competitor has the capabilities across the entire spectrum to compete effectively with the breadth of FIS’ product offerings. Page thirteen shows the same situation on the international front, with FIS having a superior market position and the opportunity for the combination to drive significant growth in the international markets we serve. Again, we believe international is a significant revenue opportunity for FIS. If you flip to page fourteen, you can see that the combined company has a truly international reach and the opportunity to leverage relationships between FIS’ current international processing customers and Certegy’s card relationships should be significant.
     I am not going to turn the call over to Al Stinson to review the financial slides.

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FIS Certegy Conference Call Script
     AL STINSON
     Page fifteen shows some combined pro forma financials for the last twelve months ending June 30, 2005. We will focus today and in the future on three key financial metrics at FIS, revenue, EBITDA and cash net income. Including assumed synergies of $50 million, pro forma EBITDA is nearly $920 million for the trailing twelve months. Pro forma cash net income, which adds back tax adjusted purchase price amortization from prior acquisitions, is $391 million for the last twelve months. As we mentioned earlier, the accretion to cash net income for Certegy shareholders is 16% for the trailing twelve month period.
     If you flip to page sixteen, you will see these same pro forma line items for the first six months of 2005. If you annualize the pro forma revenue of $1.9 billion, you can see how we arrived at the nearly $4 billion in annual, run-rate revenue that we referenced earlier. Additionally, if you annualize the pro forma EBITDA of $488 million, you can see how we arrived at the nearly $1 billion in annual, run-rate EBITDA. Using the same methodology, run-rate, annual cash net income is nearly $400 million.

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     Page seventeen is a comparison of revenue, EBITDA and cash net income with some of FIS’ existing processing competitors and Certegy’s major card competitors. You can see that the combined company compares very favorably from a scale perspective with its major competitors and we will clearly generate the EBITDA and cash flow resources necessary to invest in technology to continue to grow our market leading businesses.
     Page eighteen reviews the sources and uses of funds for the transaction. As you can see, the $235 million, or $3.75 per share, special cash dividend to Certegy shareholders will be made out of a combination of cash on hand at Certegy and borrowings under an existing Certegy bank facility. The issuance of approximately 132.2 million shares to FIS shareholders amounts to about $4.5 billion and the final piece is the payment of fees and expenses. Total sources and uses are $4.8 billion.
     Page nineteen is an FIS capitalization table. You can see the build up from standalone FIS and standalone Certegy through transaction adjustments, which include those items we discussed on the sources and uses table, to the combined FIS. To hit some of the highlights on this page, pro forma June 30 cash on the balance sheet of the new FIS is $200 million, shareholders’ equity is $2.7 billion, with a debt to capital ratio of 52%, a significant reduction from the standalone FIS

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debt to total capital ratio of nearly 82%. Last twelve months EBITDA covers interest expense by more than 5 times. It is important to note that FIS will be deemed to be the acquirer for accounting purposes, most notably for purchase accounting purposes.
     This is important as we turn to page twenty and look at the pro forma balance sheet as of June 30. There will be incremental goodwill and intangible assets added to the balance sheet as a result of the transaction. Estimated pro forma goodwill is $3.4 billion and estimated intangible assets and computer software, which will be amortized, are $1.7 billion. As of June 30, pro forma total debt is $3 billion and as I mentioned on the previous slide, shareholders’ equity is $2.7 billion, for a significantly reduced debt to total cap ratio of 52%. Additionally, FIS paid down an additional $75 million in debt in early July, as we mentioned on our 2nd quarter earnings conference call.
     I am going to turn it back to Bill for some summary remarks.

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FIS Certegy Conference Call Script
     BILL FOLEY
     In summary, on page twenty-one, we are very excited about this transaction. The combination creates one of the largest financial institution technology processing and services companies in the word, with a diversified revenue base of $4 billion and EBITDA of nearly $1 billion from market leading businesses. The revenue is significantly recurring, with the majority under long-term, multi-year contracts. The combined product offering is both broad and complementary, with unique products and services that will enhance the combined growth rate of the new company. There are also meaningful cost synergies to be realized. We believe that FIS will be well positioned to capitalize on the significant and unique growth opportunities that the combined companies can offer the markets we serve. Finally, as we have demonstrated at FNF for years, FIS will be keenly focused on maximizing shareholder value.
     Let me know turn the call back to our operator to open the call up for your questions.
     (a transcript of the question and answer session will be filed as soon as practicable following the conference call)

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     FINAL –AFTER QUESTIONS–DAN MURPHY
     Thank you for joining us for today’s conference call. In anticipating future questions about next steps and milestones in this process, the first major step will be our Hart-Scott-Rodino filing that we expect to make in the next week. We hope to receive an early termination notice, and when and if we do, we will issue a press release announcing this. The second major milestone will be a filing of an initial proxy statement with the SEC related to the necessary Certegy shareholder approval. That initial proxy should be filed in early October and we again will issue a press release when this occurs. Again, thank you for joining us this morning and we look forward to keeping you updated on our progress towards closing this transaction over the next several months.

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Combination of Fidelity National Information Services, Inc. and Certegy, Inc.
September 15, 2005

Forward-Looking Disclosure
This presentation contains statements related to future events and expectations, which include statements about revenue and cost synergies and earnings accretion and, as such, constitutes forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of FIS and Certegy to be different from those expressed or implied within this presentation. FNF and Certegy expressly disclaim any duty to update or revise forward-looking statements. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, the effect of governmental regulations, the economy, competition, the risk that the merger may fail to achieve beneficial synergies or that it may take longer than expected to do so, the risk of reduction in revenue from the elimination of existing and potential customers due to consolidation in the banking, retail and financial services industries, potential overdependence on a limited number of customers due to consolidation in the banking, retail and financial services industries, failure to adapt to changes in technology or in the marketplace and other risks detailed from time to time in the Form 10-K and other reports and filings made by FIS and Certegy with the Securities and Exchange Commission.

Legal Disclosure
In connection with the proposed Merger, Certegy will file a proxy statement with the Securities and Exchange Commission (“SEC”). The proxy statement will be mailed to the shareholders of Certegy. CERTEGY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Certegy with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Certegy by going to Certegy’s Investor Relations page on its corporate website at www.certegy.com.
Certegy, FNF, and their respective officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Certegy’s shareholders with respect to the Merger. A description of any interests that any such participant may have in the Merger will be available in the proxy statement. Information concerning FNF’s directors and executive officers is set forth in FNF’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on April 28, 2005, and its annual report on Form 10-K filed with the SEC on March 16, 2005. These documents are available free of charge at the SEC’s web site www.sec.gov or by going to FNF’s
Investor Relations page on its corporate website at www.fnf.com.

Introduction
• Fidelity National Information Services (“FIS”) and Certegy (“CEY”) have entered into a merger agreement
– Tax-free, stock for stock merger, under which each share of FIS common stock will be exchanged for 0.6396 shares of CEY common stock
– Current FIS shareholders will own approximately 67.5% of the combined entity with CEY shareholders owning approximately 32.5%
– CEY will also pay a $3.75 special cash dividend to its shareholders prior to closing
• FIS is a leading provider of core financial institution (“FI”) processing, mortgage loan processing and related information products and outsourcing services to financial institutions, mortgage lenders and real estate professionals
· CEY is a leading provider of card issuer services to financial institutions, principally Community Banks (“CBs”) and Credit Unions (“CUs”), and risk management solutions

Introduction (cont.)
• The combined company, to be called Fidelity National Information Services, or FIS (“NewFIS”), will be uniquely positioned to offer a broad suite of data processing, payment and risk management services to financial institutions and retailers
· Summary pro forma financial implications are compelling
– Approaching $4 billion in combined revenue – Approaching $1 billion in combined EBITDA – Strong organic growth track record and future potential – Significant and unique revenue synergies – $50 million in expected cost synergies – Accretive to Cash Earnings(1) – De-leveraging impact on NewFIS
• Combined Senior Management Team
– Chairman of the Board—FNF Chairman and CEO Bill Foley – Chief Executive Officer—CEY Chairman and CEO Lee Kennedy – Executive Vice President & CFO—FNF CFO Al Stinson
– Senior Business Group Management—Combined senior leadership from FIS and CEY
(1) Cash EPS defined as GAAP net income plus tax affected purchase intangible amortization.

Transaction Summary
Transaction • FIS and CEY will merge in a stock-for-stock transaction whereby CEY will Summary: exchange 0.6396 shares of CEY common stock for each FIS share outstanding
· CEY will also pay a $3.75 special cash dividend to CEY shareholders immediately prior to closing, totaling approximately $235 million.
· In total, CEY will issue 132 million fully diluted shares to the shareholders of
FIS
· At closing, CEY will have approximately 196 million fully diluted shares outstanding
· FIS shareholders will own approximately 67.5% of the pro forma fully diluted outstanding shares
· Combined company will be renamed Fidelity National Information Services, Inc.
and CEY’s NYSE ticker will be changed to ‘FIS’
Structure:
· Merger which is expected to qualify as a tax-free reorganization
· FIS will be the surviving entity for accounting purposes
Shareholder vote:
· Shareholder vote required by CEY
Break-up Fee:
· $ 65.0 million and up to $ 10 million in expense reimbursement
Closing Date:
· Expected to close during the fourth quarter of 2005
Governance:
· 4 Directors from FIS, 4 Directors from CEY, 1 from Thomas H. Lee Partners and 1 from Texas Pacific Group

Strategic Rationale
• Combination creates one of the largest financial institution technology processing and services companies in the world
– Significant strategic and financial benefits for FIS and CEY shareholders
• Nearly $4 billion of diversified, run-rate revenue and $1 billion of run-rate EBITDA from market leading businesses
· Broad, complementary range of unique products and services will enhance each company’s respective growth rate
– Core bank processing for large banks, community banks, credit unions and other financial institutions
– Mortgage loan and consumer loan processing – Card issuer services – Risk management solutions
– Information products and outsourcing services for financial institutions, mortgage lenders and real estate professionals
• Significant revenue and cost synergy opportunities
· Revenue is recurring in nature, with the majority under long-term, multi-year contracts

Synergies—Integration Plan
FIS has an outstanding track record of achieving all anticipated transaction synergies well ahead of schedule
Recent FIS Acquisition History ($ in millions)
Revenue Anticipated Achieved Over- Target Sources Base Goal Synergies Achieved Aurum Personnel, Vendor Management, $200 $25 $34 36% Facilities Sanchez Personnel, Corporate Overhead, 100 10 11 10% Public Company Costs InterCept Personnel, Vendor Management, 200 25 35 40% Corporate Overhead, Public Company Costs, Item Processing, Facilities
• We anticipate cost synergies of at least $50 million

Diversified, Complementary Business Portfolio
• Leading financial institution transaction processing, payment processing and information and outsourcing services provider
LTM Revenue (as of LTM EBITDA (as of 6/30/05) 6/30/05) $ 1,542.2 $ 420.2 (41% of Total) (27.2% Margin) $ 1,093.0 $ 1,083.0 $ 290.5 $ 243.1 (29% of Total)(29% of Total) (26.6% Margin) (22.4% Margin) Financial Institution Software and Services Payment Services Information & Outsourcing Services
· PF LTM Cash EPS of $ 2.00 (1) , representing 16.2% accretion per CEY share
· PF LTM GAAP EPS of $1.64
(1) Combined company LTM tax adjusted purchase amortization of $ 72.1 million.

Market Leadership
Market leadership across multiple business segments Financial Information & Institution Software Payment Services Outsourcing and Services Services Market Position:
– Large Financial #1 – #1/#2 Institutions – CBs/CUs #2 #1 #1/#2 – Mortgage #1 – #1/#2 – Retail (Risk Management) – #1 – LTM Revenue $1,542.2 $1,083.0 $1,093.0
Key Product Offerings: Core FI Account Card Issuer Default Processing Services Management Loan Processing Check & Risk Valuation & Services Management Settlement Services

Broad Customer Penetration with Limited Overlap
Substantial cross selling opportunity for best–in-class products and services
Universe of 18,700 Community Institutions
5,783 683 1,666
Served Only Served Served
by Certegy by Both Only by FIS
Combined Penetration of 43% of Market

Growth Opportunities through Cross Selling
Complementary Products, Services and Customers
Mortgage/Real
Large Banks CB’s/CU’s Estate Sector Retailers
Core FI Processing 9
Mortgage Loan
Processing 9
Card Issuer Services 9 9
Check and Risk
Management Services 9 9 9 9
Information &
Outsourcing Services 9
International 9 9 9 9 9 Cross-selling Opportunities

Enhanced Domestic Competitive Position
NewFIS will offer the widest suite of products of any of its competitors NewFIS FISV JKHY FDC TSYS Core Processing 7 7 8 & & Card Transaction Services 7 8 & 7 7
Full Service Card Services 7 & & & & Mortgage Processing 7 8 & & & Lender Services 7 8 & & & POS Services • Card Processing 8 8 8 7 8
• Check Risk Management 7 & & 7 & Internet Banking/ Bill Pay 8 8 8 8 & 7 Leadership 8 Presence & Not Served

Stronger International Presence
Superior ability to leverage international growth opportunities. NewFIS FISV JKHY FDC TSYS Core Processing 8 8 & & & Card Transaction Services 8 & & 8 8
Full Service Card Services 8 & & & & POS Services • Card Processing 8 & & 8 & • Check Risk Management 8 & & & & 7 Leadership 8 Presence & Not Served

Combined Global Footprint
Broad Reach in Key Geographic Regions
Netherlands Norway Finland
Canada Czech Denm ark Slovakia
Belgium Republic Poland Luxem bourg Hungary United Russia Kingdom Ukraine
Ireland Rom ania
France Pakistan South Korea Berm uda Portugal Turkey Japan
United States Spain Italy Cyprus Bahrain China Eastern Caribbean Israel Taiwan Jam aica Puerto Rico Switzerland Egypt India Macau
Mexico Aruba Saudi Arabia Hong Kong Trinidad & Tobago Germ any Om an Philippines
United Arab Guam
Costa Rica Em irates Malaysia Thailand
Surinam e
Colom bia Singapore
Peru Brazil Indonesia
Bolivia
Chile Paraguay
Argentina Australia
New Zealand
Markets Served

Financial Highlights—LTM
FIS CEY Synergies NewFIS(3) PF EBITDA $ 625.8 $ $243.1 $50.0 $ 918.9
% of NewFIS total 68.1% 26.5% 5.4% 100.0 % PF Net Income $ 181.7 $ $106.1 $31.3 (1) $ 319.1
% of NewFIS total 56.9% 33.2% 9.8% 100.0 % Purchase Amortization(1) 69.4 2.7 72.1
PF Cash Net Income $ 251.1 $ $108.8 $31.3 (1) $ 391.1
% of NewFIS total 64.2% 27.8% 8.0% 100.0 % Shares Outstanding(2) 132.2 63.4 195.7
PF Cash EPS $ 1.90 $1.72 $ 2.00
Accretion/(Dilution) 16.2% Contribution Analysis—LTM (Excludes Synergies) 29.4% 28.0% 36.2% 30.2% 70.6% 72.0% 63.8% 69.8% Revenue EBITDA EBIT Cash Net Income FIS CEY
(1) Tax adjusted purchase amortization from prior acquisitions. (2) Converted to NewFIS shares on a fully diluted basis to make pro forma cash EPS statistic comparable. (3) NewFIS excludes purchase accounting impact of merger.

Financial Highlights—1H 2005
FIS CEY Synergies NewFIS(3) PF Revenue $ $1,358.1 $ $538.5 – $ $1,896.6
% of NewFIS total 71.6% 28.4% – 100.0 % PF EBITDA $ $ 357.5 $ $105.8 $ 25.0 $ $488.3
% of NewFIS total 73.2% 21.7% 5.1% 100.0 % PF Net Income $ 94.3 $46.5 $ 15.6(1) $ $156.4
% of NewFIS total 60.3% 29.8% 10.0% 100.0 % Purchase Amortization(1) 36.7 1.3 38.0
PF Cash Net Income $ $ 131.0 $47.9 $ 15.6(1) $ $194.5
% of NewFIS total 67.3% 24.6% 8.0% 100.0 % Shares Outstanding(2) 132.2 63.4 195.7
PF Cash EPS $ 0.99 $0.76 $0.99
(1) Tax adjusted purchase amortization from prior acquisitions. (2) Converted to NewFIS shares on a fully diluted basis to make pro forma cash EPS statistic comparable. (3) NewFIS excludes purchase accounting impact of merger.

Enhanced Financial Position LTM Revenue ($ in millions)
$ 12,500 $12,500
$10,317.1
4,500 $ $3,679.1 $3,870.6 4,500
3,000 3,000
$ 1,086.4 $1,372.4
1,500 $1,026.7 1,500
$535.9
0 0
NewFIS FISV BSG Metavante JKHY FDC TSS
LTM EBITDA ($ in millions)
$ 4,000 $ 4,000
$ $3,123.8
$ 918.9 $ 892.3
1,000 1,000
500 $378.8 500
$ 205.6 $157.7
0 0
NewFIS (1) FISV BSG JKHY FDC TSS
PF LTM Cash Net Income ($ in millions)
$ 2,500 $ 2,500
$ 455.1 $ $1,865.5
450 $ 391.1 450
300 300
$179.9
$ 108.6 $78.8
150 150
0 0
NewFIS (1) FISV BSG JKHY FDC TSS
(1) Includes impact of $50 million of synergies and excludes purchase amortization impact of merger.

Sources and Uses of Funds
Pro forma for June 30, 2005 Sources Of ($ in millions) Uses Of Funds ($ in millions) Funds Dividend to CEY CEY Cash (6/30/05) $ 101.7 Shareholders $ 235.0
Shares issued to FIS FIS Cash 50.0 Shareholders 4,477.8
(6/30/05)(1) New revolver 133.4 Fees and expenses 50.0
borrowings Issuance of 4,477.8 Excess cash – equity(2) Total Sources $ $4,762.8 Total Uses $ $4,762.8
(1) FIS assumed to use $50.0 million of its 6/30/05 cash balance to pay transaction costs. (2) Represents issuance of 132.2 million fully diluted Certegy shares (at market price of shareholders, per $33.86 as of 9/13/05) to FIS exchange ratio of 0.6396x.

FIS Capitalization
NewFIS will have significantly less leverage and greater balance sheet strength. Pro Forma Capitalization (6/30/05) Transaction FIS CEY Adjustments(1) NewFIS Cash $ 254.9 $101.7 ($ 151.7) $ 204.9
Revolver $ 133.4 $ 133.4
Existing Debt $ $2,656.2 $226.0 2,882.3
Total Debt $ $2,656.2 $226.0 $ 133.4 $ $3,015.6
Minority Interest 17.6 17.6
Shareholders’ Equity 579.9 387.7 $ $1,756.7 2,724.4
Total Capitalization $ $3,253.7 $613.7 $ $5,757.6
Total Debt/Total Cap 81.6% 36.8% 52.4% Net Debt/LTM EBITDA 3.6x 0.5x 3.1x Net Debt/LTM EBITDA w/Synergies 2.9
LTM EBITDA/Interest Expense 4.2 21.5 5.1
(1) FIS will be deemed to be the acquirer for purchase accounting purposes; adjustments also include impact of $3.75 special cash dividend to CEY shareholders.

NewFIS Projected Balance Sheet
Pro Forma(1) Pro Forma(1) 6/30/05 6/30/05 ASSETS LIABILITIES & STOCKHOLDERS’ EQUITY
Cash and equivalents (Incl. Restricted) $ 204.9 Accounts payable and $ 338.4 accrued expenses Other current assets 886.4 Other current liabilities 509.3
Total Current Assets $ $1,091.4 Total Current Liabilities $ 847.8
Property, Plant & Equipment (net) $ 283.6 Total Debt $ $3,015.6
Goodwill 3,420.1 Deferred Revenue 105.6
Intangible (Amortizable) Asset 1,221.4 Deferred income taxes 137.0
Computer Software 522.2 Other long-term liabilities 39.1
Deferred Contract Costs 120.8 Total Liabilities $ $4,145.1
Investment in Covansys 131.0 Minority Interest 17.6
Other noncurrent assets 96.5 Stockholders’ Equity 2,724.4
Total Assets $ $6,887.0 Total Liabilities & $ $6,887.0 Stockholders’ Equity
(1) FIS will be deemed to be the acquirer for purchase accounting purposes; adjustments also include impact of $3.75 special cash dividend to CEY shareholders.

Summary
• Combination creates one of the largest financial institution technology processing and services companies in the world
· Nearly $4 billion of diversified revenue and $1 billion of EBITDA from market leading businesses
· Broad, complementary range of unique products and services will enhance each company’s respective growth rate
· Significant revenue and cost synergy opportunities
· Revenue is recurring in nature, with the majority under long-term, multi-year contracts